                                                                    EXHIBIT 10.4

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT made and entered into this September 24, 2001, by and between HORIZON MEDICAL PRODUCTS, INC., a Georgia corporation ("Employer"), and MARSHALL B. HUNT ("Employee");

         WHEREAS, Employer and Employee entered into that certain Employment Agreement dated April 3, 1998, as amended by Amendment to Employment Agreement dated June 29, 1999 ("Employment Agreement"), and the parties desire to amend the Employment Agreement in the manner set forth below;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1

         The first sentence in Section 2 of the Employment Agreement is hereby amended to extend the expiration date of the term of the Employment Agreement to June 30, 2006, so that the sentence will read as follows: "The term of Employee's employment hereunder (the "Term") shall be from April 1, 1998 (the "Effective Date") until the earlier of (a) June 30, 2006 or (b) the occurrence of any of the following events:".

         SECTION 2

         In the fourth sentence of Section 3.1(b), the phrase "for the period commencing January 1, 2003 and terminating on March 31, 2003" shall be amended to read "for the period commencing January 1, 2006 and terminating on June 30, 2006".

         SECTION 3

         As a matter of clarification, under Section 3.1(c) of the Employment Agreement, Employer will pay gasoline and maintenance expenses for the automobile leased by Employer for use by Employee. Section 3.1(d) of the Employment Agreement is amended to provide that in lieu of the initiation fee and monthly dues of the Capital City Club, Employee shall be reimbursed for an initiation fee and dues of another club selected by Employee for customer entertainment.

         SECTION 4

         Except as expressly amended above, all other provisions in the Employment Agreement shall continue in full force and effect. This Amendment is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements, or agreements to the contrary heretofore made. This Amendment may be modified only by a written instrument signed by all of the parties hereto. This Amendment shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the State of Georgia. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority or by any board of arbitrators by reason of such party or its counsel having been deemed to have structured or drafted such provision. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the date first above written.

                                       HORIZON MEDICAL PRODUCTS, INC.



                                       By:

                                       ----------------------------------------
                                       William E. Peterson, Jr., President



                                       ----------------------------------------
                                       MARSHALL B. HUNT